                                                                    EXHIBIT 99.8
                          MONTHLY SERVICER CERTIFICATE



         Pursuant to Section 4.01(d)(ii) of the Securitization Property Servicing Agreement, dated as of March 9, 2001 (the "Agreement"), between The Detroit Edison Company, as servicer (the "Servicer") and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement.

For the Monthly Period:  May 2001


1.        BILLINGS:

a)       Monthly kWh Consumption:    3,751,595,557
                                     -------------

b)       Applicable SB Charge:             $0.0032
                                           -------

c)       Total SB Charge Amount Invoiced this Month (Net of .5% uncollectible factor):   $11,966,176.17
                                                                                         --------------

d)       Cumulative SB Charge Amount Invoiced this Remittance Period:                    $28,515,853.58
                                                                                         --------------

2.        REMITTANCES:

a)       Weighted Average Days outstanding:                             45
                                                                        --

b)       Total Amount Remitted this Month:                   $9,047,757.22
                                                             -------------

c)       Cumulative Amount Remitted this Remittance Period:  $9,047,757.22
                                                             -------------

3.        BALANCES ON SUBACCOUNTS (AT END OF MONTHLY PERIOD):

a)       Collection Account Balance*:                     $9,172,282.51
                                                          -------------

b)       Reserve Subaccount Balance:                                 0
                                                                     -

c)       Series Overcollateralization Subaccount Balance:            0
                                                                     -

d)       Series Capital Subaccount Balance:              $8,750,000.00
                                                         -------------
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Executed as of June 08, 2001.

*  Includes Subaccounts interest

                                        THE DETROIT EDISON COMPANY
                                        as Servicer





                                        By:
                                             Name:  Michael G. VanHaerents
                                             Title: Director